UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 12, 2021

AMERI METRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54546	45-1877342

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd., Suite 102, York, PA 17402

(Address of principal executive offices)

717-434-0668

(Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMT	N/A

Item 1.01 Entry into Letter of Agreement.

On December 12, 2021, Momentum Economic Development Corporation (“Seller”), Natural Resources, LLC and Ameri Metro, Inc., a Delaware company established in 2011, (together, “Buyer”) entered into a Letter of Agreement (the “Agreement”). Pursuant to the Agreement, Seller agreed to sell and Buyer agreed to buy the certain project known as El Coray. El Coray is a natural resources project in the country of Honduras, more particularly described in the attached Exhibit “A”, Inocente de Los Dolores Lopez Melespin.id # 0890-1989-00001 within the Agua Fria and Ulua Olancho Oil basins, consisting of 44 square miles of real property having natural resources comprised of iron ore, oil, and gas together with all other minerals and aggregates.

The purchase price for the Property’s development rights and use rights of unlimited extraction of all minerals and unlimited air rights pursuant to Honduras land use rights (the “Purchase Price”) is Ninety Million Dollars ($90,000,000.00). Pursuant to this Agreement, Natural Resources, LLC pays to Seller a purchase price consideration in the form of class B stock of Ameri Metro, Inc. at $4,720 per share, totaling Twenty-Nine Million Nine Hundred Ninety-Five Thousand Six Hundred Dollars ($29,995,600.00) within ten days after signing of Agreement. This amount shall be applied under this Agreement as an earnest money deposit (the “Deposit”). In addition, within ten days after signing of the Agreement, Ameri Metro, Inc. shall pay to Seller the remaining balance of $60,004,400.00 in the form of consumptive use tokens known as AMERI COIN developed pursuant to state of Wyoming USA law known as W.S.34-29-106 (c) (g) (ii) (g) (v). Each token is priced @180,193.3933, for a total of 333.00 Blockchain tokens.

The Agreement was undertaken at arm’s length; Seller is an independent third-party.

Buyers are related entities. Ameri Metro, Inc. owns a 25% non-controlling interest in Natural Resources, LLC, including a right to receive 25% of the income and losses from Natural Resources, LLC operations. Natural Resources, LLC provides oil, gas, and mineral extraction, timber harvesting, agricultural and related food production services.

Buyer’s management has determined that acquisition of the Property does not constitute a business under S-X 3-05 and Item 2.01 of Form 8-K with reference to S-X 11-01(d) nor does the asset acquisition meet the business criteria under ASC-MG and ASC 805 for accounting purposes. Therefore, no historical financial statements are required to be provided.

Item 9.01 Financial Statements and Exhibits.

10.1       Letter of Agreement

10.2       Exhibit “A”

10.3       Joint Venture Agreement

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 17, 2021

Ameri Metro, Inc. /s/ Robert Choiniere —————————————— By: Robert Choiniere Title: Chief Financial Officer

4